EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8  of our report dated December 3, 2015 relating to the Terasquare Co., Ltd. financial statements, which appears in GigPeak, Inc.’s Current Report on Form 8-K/A Amendment No. 1 dated December 7, 2015. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Yeil Accounting Corporation

Seoul, Korea
June 9, 2016